[LOGO]  STATE STREET
        Serving Institutional Investors Worldwide

                     FUND AMERICA INVESTORS CORPORATION II
                           PASS-THROUGH CERTIFICATES
                                 SERIES 1998-A
                                      B265

ANNUAL REPORT TO CERTIFICATEHOLDERS FOR 1999:





PAYMENT SUMMARY                                                                     --------------------------
------------------------------------------------------------------------------------         Beginning
                                Pass-Through       Interest            Original              Balance
     Class         CUSIP            Rate             Type               Balance          (January 1999)
--------------------------------------------------------------------------------------------------------------
       1A        36076RCG6           N/A           Variable          23,500,002.45        19,091,295.80
       2A        36076RCH4         9.5840%         Variable          36,873,851.76        21,612,760.80
--------------------------------------------------------------------------------------------------------------
                                                   Totals:           60,373,854.21        40,704,056.60
                                                   -----------------------------------------------------------

                                                                         ------------------------
-------------------------------------------------------------------------       Ending
     Distributable             Distributable              Total                 Balance
 Certificate Principal      Certificate Interest         Payable            (December 1999)
-------------------------------------------------------------------------------------------------
        830,944.89                101,481.37                0.00                   0.00
      9,656,583.67              1,450,999.73          11,107,583.40          11,956,177.13

--------------------------------------------------------------------------------------------------------
     10,487,528.56              1,552,481.10          11,107,583.40          11,956,177.13
--------------------------------------------------------------------------------------------------------




DISTRIBUTIONS PER CERTIFICATE
--------------------------------------------------------------------------------------------------------------
                         Beginning             Principal             Interest                Ending
     Class           Certificate Factor      Distribution          Distribution(1)     Certificate Factor
--------------------------------------------------------------------------------------------------------------
       1A                0.812395481          35.35935333           4.31835572               0.000000000
       2A                0.586127019          261.8816101           39.3503705               0.324245409
--------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------
For additional information or with questions, please contact:
--------------------------------------------------------------
                  STATE STREET CORPORATE TRUST
--------------------------------------------------------------
Bond Analyst: Dan Spillane (617)662-1266
Account Officer: Vaneta Bernard (617)622-1310
Web Address: http://corporatetrust.statestreet.com
--------------------------------------------------------------

               (1) represents net payment per certificate


DISCLAIMER NOTICE:THIS REPORT HAS BEEN PREPARED BY OR BASED ON INFORMATION FURNISHED TO STATE STREET BANK AND TRUST COMPANY ("STATE STREET") BY ONE OR MORE THIRD PARTIES (E.G.,SERVICER, MASTER SERVICER, ETC.).STATE STREET SHALL not have and does not undertake responsibility for the accuracy or completeness of information provided by such third parties, and makes no representations or warranties with respect to the accuracy or completeness thereof or the sufficiency thereof for any particular purpose. State Street has not independently verified information received from third parties, and shall have no liability for any inaccuracies therein or caused thereby.

[LOGO]  STATE STREET
        Serving Institutional Investors Worldwide

                     FUND AMERICA INVESTORS CORPORATION II
                           PASS-THROUGH CERTIFICATES
                                 SERIES 1998-A
                                      B265

REPORT TO CERTIFICATEHOLDERS FOR PAYMENT DATE:               DECEMBER 28, 1999


COLLATERAL LEVEL DETAIL
------------------------------------------------------------------------------------------------------------------------------------
Backing                                      Beginning      Principal          Interest       Losses       Balance         Ending
Class           Pooled Certificate           Balance        Distribution      Distribution   Allocated    Adjustments      Balance
------------------------------------------------------------------------------------------------------------------------------------
 1A       Pooled Freddie Mac G063 Class A**     0.00            0.00               0.00         0.00             -          0.00
 1A       Pooled Fannie Mae 1994-6 Class F      0.00            0.00               0.00         0.00             -          0.00
 2A       Pooled Freddie Mac G063 Class A**   7,121,136.75      0.00           63,569.14        0.00          0.00      7,121,136.75
 2A       Pooled Fannie Mae 1994-6 Class F    8,836,141.86   139,469.44        33,111.04        0.00          0.00      8,696,672.42
 2A       Pooled Freddie Mac 2043 Class B       0.80            0.00               0.00         0.00          0.00          0.80
          (Z Certif.)
 2A       FAIT 1993-2 Class A-1               1,569,026.03     9,522.35            0.00         0.00          0.00      1,559,503.68
 2A       Treasury Security Cusip 912820AZ0   1,200,000.00      0.00               0.00         0.00          0.00      1,200,000.00
 2A       Treasury Security Cusip 912833BZ2     0.00            0.00               0.00         0.00          0.00          0.00
 2A       Treasury Security Cusip 912833CF5     500,000.00      0.00               0.00         0.00          0.00        500,000.00
------------------------------------------------------------------------------------------------------------------------------------
          Totals:                            12,105,168.69   148,991.79         96,680.18       0.00             -     11,956,176.90
          --------------------------------------------------------------------------------------------------------------------------
          ** Indicates a Notional Amount


          OTHER INFORMATION
          ---------------------------------------------------------------------
          Available Distribution Amount for Class 1A                          -
          Available Distribution Amount for Class 2A                 245,671.97
          Pooled Non-Agency Re-Allocation Amount:
                                       Current Period                      0.00
                                          Aggregate                        0.00
          Trustee Fee                                                     252.19
          ----------------------------------------------------------------------
